CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus, "Financial Statements" and as "Independent Auditors" in the Statement of Additional Information, both included in Post-Effective Amendment Number 17 to the Registration Statement (Form N-1A, No. 33-81800) of the Variable Insurance Funds and to the use of our report dated February 15, 2002, incorporated by reference therein.

/s/ERNST & YOUNG LLP

Columbus, Ohio

April 30, 2002